Exhibit 4.1(B)
                                                               --------------


                     AMENDMENT NO. 2 TO CREDIT AGREEMENT


          AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of October 21, 1996, relating to the Credit Agreement, dated as of March 8, 1995, as amended by Amendment No. 1 to Credit Agreement, dated as of April 8, 1996 ("Amendment No. 1"; such Credit Agreement, as amended by Amendment No. 1 being the "Credit Agreement"), by and among FORT HOWARD CORPORATION, a Delaware corporation (the "Company"), as borrower, and each of the parties identified as a Lender (collectively, the "Lenders"; each, a "Lender") signatory thereto, BANKERS TRUST COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and THE CHASE MANHATTAN BANK (formerly known as "Chemical Bank"), as Arrangers (collectively, the "Arrangers"; each, an "Arranger") and BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                              R E C I T A L S :

          A.   The Company has requested that the Arrangers and the Lenders
(1) consent to the purchase and retirement by the Company of certain indebtedness of the Company; (2) waive the operation of Sections 6.5 and 6.16 of the Credit Agreement to the extent necessary to permit the Company to effect such purchase and retirement; and (3) amend, consent to or waive certain other provisions of the Credit Agreement, all in accordance with, and subject to, the terms and conditions set forth below; and

          B. The Administrative Agent, the Arrangers and the Lenders have considered and agreed to the Company's request, and are executing and delivering this agreement to evidence such amendment, consent and waiver.


                             A G R E E M E N T :

          NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

          SECTION 2.   Consent to Acquisition of Indebtedness.
(a)  The Lenders hereby consent to, and agree to waive any provision of
Section 6.5 or 6.16 of the Credit Agreement which (but for this Section 2) might prohibit, restrict or condition (otherwise than pursuant to this Agreement), the Company's purchasing of, at any time and from time to time, in whole or in part, Subordinated Notes and Senior Unsecured Notes (the Subordinated Notes and the Senior Unsecured Notes so purchased in accordance with this Section 2(a) being, collectively, the "Amendment No. 2 Covered Notes"), in such aggregate amounts, subject to such allocations (as between the Subordinated Notes and the Senior Unsecured Notes to be so purchased and as among the various outstanding issues of such Subordinated Notes and Senior Unsecured Notes), for consideration originating from, or financed by, such sources, and on such other terms and conditions, as the Company shall elect in its sole discretion, but, in any event, subject to the following terms: (i) any Indebtedness incurred to finance any such purchase shall not violate the provisions of Section 6.1 of the Credit Agreement, (ii) all such purchases shall be concluded not later than December 31, 1997, (iii) the total amount of consideration (including any premium and all transaction costs , but excluding, in any event, any and all accrued interest) paid by the Company in respect of all such purchases shall not exceed, in the aggregate, $100,000,000, (iv) at the time of each such purchase there shall not have occurred and be continuing any Event of Default or Potential Event of Default referred to in Section 7.1, 7.6, 7.7, 7.9, 7.13 or 7.14 of the Credit Agreement, and (v) substantially contemporaneously with each such purchase, the Company shall cause the acquired Securities to be surrendered to it or the trustee in respect thereof and cancelled.

          (b) The Lenders hereby agree that, anything in the Credit Agreement to the contrary notwithstanding, the sum referred to in clause (B) of the definition of "Excess Cash Flow" in respect of the 1996 and the 1997 fiscal years of the Company shall not include (whether by virtue of subclause (B)(5) or (B)(8) of such definition or otherwise) any amount paid by the Company to acquire (including, without limitation, any premium or transaction costs but excluding, in any event, any and all accrued interest) Amendment No. 2 Covered Notes.

          (c) The provisions of this Section 2 shall not be construed as limiting any rights of the Company to purchase Subordinated Indebtedness of the Company and/or Senior Unsecured Notes that existed under Section 6.5 or
6.16 of the Credit Agreement immediately preceding the execution of this agreement, and any and all such rights shall continue in force following the execution and delivery hereof and the acquisition of any debt Securities of the Company contemplated in this Section 2.

          SECTION 3. Consent to Green Bay Sludge Boiler Financing. (a) The Lenders hereby consent to, and agree to waive any provision of Section 5.11,
5.12 or 5.17 of the Credit Agreement or any other provision of the Loan Documents (other than Section 6.1 of the Credit Agreement) which (but for this
Section 3) might prohibit, restrict or condition (otherwise than pursuant to this Agreement and Exhibit A to Amendment No. 1, as amended and supplemented hereby), (i) the consummation by the Company of the GB Financing (as defined in Exhibit A to Amendment No. 1) for the construction of the Green Bay Sludge Boiler and (ii) in connection therewith, the conveyance of a portion of the land comprising the Company's Green Bay, Wisconsin Mill, but only if such transaction (including such conveyance) complies in all material respects with the requirements set forth in Exhibit A to Amendment No. 1.

          (b) The Lenders further hereby agree that, if the GB Financing shall meet the requirements of paragraph (a) of this Section 3 and the Company shall have delivered the Officer's Certificate and survey contemplated in Exhibit A to Amendment No. 1: (i) the Green Bay Sludge Boiler shall constitute "Existing Mill Expansion Equipment" (as defined in the Credit Agreement and in the Mortgage for the Company's Green Bay, Wisconsin Mill, after giving effect to Section 4 of this agreement); (ii) the construction of the Green Bay Sludge Boiler shall constitute an Existing Mill Expansion Transaction; and (iii) the GB financing shall constitute a Permitted Expansion Financing.

          (c) The Lenders hereby authorize the Arrangers (and, by executing a counterpart of this Agreement, the Arrangers hereby agree) to determine, in their reasonable judgment, whether or not any particular transaction proposed by the Company satisfies the requirements of subsection 3(a) above and to deliver, on behalf of the Lenders, an instrument confirming such satisfaction; provided, however, that the Arrangers shall not have any liability for such determination unless such determination shall have been made in bad faith or shall constitute gross negligence. The Arrangers and the Lenders hereby authorize the Administrative Agent and the Collateral Trustee (and, by executing a counterpart of this Agreement, the Administrative Agent and the Collateral Trustee hereby agree) to execute and deliver, on behalf of the Lenders (and, in the case of the Collateral Trustee, the other beneficiaries under the Collateral Trust Agreement) any and all instruments necessary to effect any transaction so determined by the Arrangers to satisfy such requirements and to prepare and record, where appropriate, written instruments to give public notice of the amendments contemplated in Section 4 of this agreement. The Company shall provide to the Administrative Agent, the Arrangers and the Collateral Trustee any documents or information requested by the Administrative Agent, the Arrangers and the Collateral Trustee to enable the Administrative Agent, the Arrangers and the Collateral Trustee to make the determinations and perform the obligations contemplated in this Section 3 with respect to the satisfaction of such requirements.

          (d) To the extent that this Section 3 is inconsistent with Section 2 of Amendment No. 1 or Exhibit A thereto, the provisions of this Section 3 shall govern.

          SECTION 4. Amendment of Wisconsin and Oklahoma Mill Mortgages. Each of the Mill Mortgages relating to the Company's Mills at Green Bay, Wisconsin, and Muskogee, Oklahoma, is hereby amended to delete the reference in clause (iv) of Section 4.1 thereof to the words "Expansion Equipment" and insert in lieu thereof the words "Existing Mill Expansion Equipment". Upon request of the Collateral Trustee, the Company shall execute, acknowledge, deliver and cause to be recorded in the appropriate recording offices amendments of each such Mill Mortgage to give public notice of the foregoing provisions of this Section 4.

          SECTION 5. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent, the Arrangers and the Lenders that, on and as of the date hereof (after giving effect to Sections 2, 3 and 4 of this agreement), the representations and warranties of the Company set forth in the Credit Agreement (except for the representations and warranties set forth in subsection 4.1.3 of the Credit Agreement) are true and correct in all material respects to the same extent as though made on and as of the date hereof, except that such representations and warranties need not be true and correct to the extent that changes in facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement and except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date. The certifications set forth in the form of Officer's Certificate of the Company described in Section 6 of this agreement are incorporated into this agreement by this reference as representations and warranties of the Company. In the event any of the representations and warranties referred to in the two immediately preceding sentences is untrue in any material respect on and as of the respective dates specified therein or in the event the Company shall breach any agreement on its part to be performed or observed pursuant to this agreement, the Administrative Agent and the Lenders shall have the rights and remedies contemplated in the Credit Agreement to the same extent as if such representations and warranties or agreements had been set forth therein.

          SECTION 6. Conditions to Effectiveness. This agreement shall become effective when the Administrative Agent shall have received (i) duly executed counterparts hereof that have been executed at the time and in the manner as provided in Section 9.6 of the Credit Agreement, it being understood that delivery of an executed counterpart of a signature page to this agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this agreement and (ii) the following documents with sufficient copies, where appropriate, for each Lender and CG&R:

          (w) a consent of Fort Howard Holding, Inc. and HAC Holding Corp. to the execution and delivery of Amendment No. 1 and this Agreement, in the form of Exhibit A annexed to this agreement;

          (x) an Officer's Certificate of the Company, in the form of Exhibit B annexed to this agreement;

          (y) an opinion of James W. Nellen, II, Vice President and General Counsel to the Company, in the form of Exhibit C annexed to this agreement; and

          (z) an opinion of Shearman & Sterling, counsel to the Company, in the form of Exhibit D annexed to this agreement.

          SECTION 7.   Miscellaneous.

          (a) Except as expressly contemplated in this agreement, all terms, provisions, covenants, representations, warranties, agreements and conditions of the Company contained in the Credit Agreement shall remain in full force and effect and shall not otherwise be deemed to be waived, modified or amended hereby.

          (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (c) This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The provisions of this agreement may be amended or waived by the same parties that would be required to amend or waive such provisions if such provisions were set forth in the Credit Agreement.

          (d) This agreement shall not constitute a consent to or waiver or modification of any provision, term or condition of the Credit Agreement other than the provisions expressly referred to above.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                              By:  /s/ R. Michael Lempke
                                   R. Michael Lempke
                                   Vice President and Treasurer

                                   1988 LENDERS, PURCHASERS AND 1992 LENDERS:

                                   BANKERS TRUST COMPANY,
                                   Individually and as 1988 Lead Manager, 1988
                                   Agent and 1992 Agent